UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 27, 2018

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3945 W Cheyenne, Suite 208, North Las Vegas, Nevada		89032
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(702) 384-2425

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2018, the Board of Directors (the “Board”) of Gaming Partners International Corporation (the “Company”) approved special compensation for two of its directors in connection with their work and efforts on the merger transaction with Angel Holdings Godo Kaisha. The Board authorized payment to each of Martin A. Berkowitz and Robert J. Kelly in the amount of $100,000.

As a result of the Company entering into the Merger Agreement on November 27, 2018, with Angel Holdings Godo Kaisha, the Board decided to discontinue the search for a new Chief Executive Officer. Alain Thieffry, in addition to already being Chairman of the Board and Chief Financial Officer, was appointed as the Company’s permanent Chief Executive Officer, President, Secretary, and Treasurer.

SECTION 8 – Other Events

Item 8.01	Other Events

On November 27, 2018, the Board of Directors declared a dividend of $0.12 per issued and outstanding share of common stock. The dividend will be paid no later than December 21, 2018 to stockholders of record at the close of business on December 10, 2018. As of November 27, 2018, the Company had 8,045,968 common shares issued and outstanding, resulting in an aggregate dividend of $965,516. On November 30, 2018, the Company issued a press release to announce the dividend. The press release is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release dated November 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation
(Registrant)

Date: November 30, 2018
	By:	/s/ Alain M. Thieffry
Alain M. Thieffry Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Chairperson of the Board